NYSE: CVA FEBRUARY 16, 2016 Fourth Quarter and Year End 2015 Earnings Conference Call Exhibit 99.2

Cautionary Statements All information included in this earnings presentation is based on continuing operations, unless otherwise noted. Forward-Looking Statements Certain statements in this presentation may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully grow its business as expected or close its announced or planned acquisitions or projects in development, and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Note: All estimates with respect to 2016 and future periods are as of February 16, 2016. Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Non-GAAP Financial Measures We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow and Adjusted EPS, as described and used in this earnings presentation, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business. In each case, a reconciliation to the nearest GAAP measure is provided. 2 February 16, 2016

2015 Summary (in millions, except EPS) FY 2014 FY 2015 FY 2016 Guidance Revenue $1,682 $1,645 N/A Adjusted EBITDA $474 $428 $390 - $430 Free Cash Flow $240 $147 $140 - $180 Adjusted EPS $0.39 $0.07 N/A 3 February 16, 2016 (Unaudited) Highlights and accomplishments: • Completed 5 additional strategic acquisitions to expand Covanta Environmental Solutions business • Commenced NYC MTS contract operations • Established regional metals processing facility in Fairless Hills, PA • Durham-York moved into commercial operations in January 2016 • Dublin project construction over 50% complete – on track for late 2017 operations • Continuous Improvement initiatives underway utilizing Lean Six Sigma methodologies • Repurchased $50 million of stock Q4 2015 through January 2016

Waste Update

- **Client and new business activity:**
  - Acquired 5 environmental services businesses
  - Extended operating contract at York, PA facility to 2035
  - Secured long-term put-or-pay waste contracts for ~60% of Dublin facility capacity to date
- **2015 EfW waste processing revenue vs. 2014:**
  - Same store price and volume up $11 million and $1 million, respectively
  - Record profiled waste revenue of $88 million (+24%)
- **Trends and outlook:**
  - Same store revenue growth ~2%
    - Limited inflation-linked contractual escalations (~1%)
    - Profiled waste revenue growth of +10%
    - Spot market pricing expected to be stable
  - Contract transitions no longer materially impacting average price

(Unaudited)

North America EfW [(1)] (in millions, except price)	2014A	2015A	2016E
Waste & Service Revenue:			
Waste Processing	$933	$929	$935 - $965
Debt Service	21	14	9
Other [(2)]	7	10	5 - 10
Total	**$961**	**$953**	**$950 - $980**
Tons: [(3)]			
Contracted [(4)]	16.0	17.2	
Uncontracted	2.7	2.2	
Total	**18.7**	**19.4**	**19.5 - 19.7**
Revenue per Ton: [(5)]			
Contracted	$48.65	$45.60	
Uncontracted	$57.22	$65.26	
Average	**$49.87**	**$47.83**	**$48.00 - $49.00**

1) North America EfW results include only Energy-from-Waste assets.
2) Other includes service revenue not directly related to waste processing.
3) Excludes liquid waste.
4) Includes contracts at transfer stations from which waste is internalized.
5) Calculated for waste and service revenue, excluding debt service and other revenue.

4 February 16, 2016

COVANTA
Powering Today. Protecting Tomorrow.

Energy Update North America EfW (in millions, except price) 2014A 2015A 2016E Energy Revenue: Energy Sales $325 $307 $310 - $330 Capacity 32 39 ~40 Total $357 $346 $350 - $370 MWh Sold: Contracted 3.2 3.0 3.1 - 3.2 Hedged 1.4 1.4 ~1.7 Market 1.1 1.4 1.4 - 1.5 Total 5.6 5.8 6.2 - 6.4 Revenue per MWh: (1) Contracted $67.56 $65.56 ~$64 Hedged $42.87 $45.64 ~$43 Market $49.12 $33.18 ~$30 Average $58.06 $53.17 ~$50 • 2015 EfW energy revenue drivers vs. 2014: – Same store revenue down 7.1% • Price down $21 million • Volume down $4 million year-over-year due to maintenance activity at large merchant facilities • Trends and outlook: – Entering 2016 with approximately 1.5 million MWh exposed to market (EfW + biomass) • Plan to run Maine biomass plants in Q1 only – Current spot and forward prices reflect further ~10% decline vs. 2015 – PPA expirations (~200,000 MWh) represent ~$5 million revenue decline – Increased MWh sold driven by Fairfax facility transition from service fee to tip fee contract structure 5 1) Excludes capacity revenue. February 16, 2016 (Unaudited)

Recycled Metals Update

- **2015 revenue drivers vs. 2014:**
  - Volume: Ferrous down 3%; non-ferrous up 7%
  - Price: Ferrous down 39%; non-ferrous down 25%
  - Prior to processing, same store Ferrous volume up 1%, price down 50%
- **Centralized processing improves market positioning**
  - Higher quality product increases price and expands potential sales channels
  - Ability to consolidate and bulk ship inventory to overseas markets
  - Fairless Hills processes ferrous volumes from PA, NJ and NY (~25% of total)
    - Pursuing similar operations in other markets
    - Expanding to non-ferrous metals
- **Market trends and outlook:**
  - Current ferrous price weakness expected to continue
    - February 2016 #1 HMS Index at $157 per ton, down 31% year-over-year
  - Aluminum futures imply 2016 non-ferrous price decline vs. 2015, but relatively stable from current levels

(Unaudited)

North America ($ in millions, except price; tons in thousands)	2014A	2015A	2016E
Metals Revenue:			
Ferrous	$65	$38	$20 - $25
Non-Ferrous	28	23	20 - 25
Total	**$93**	**$61**	**$40 - $50**
Tons Sold:			
Ferrous	340	330	330 - 340
Non-Ferrous	30	32	32 - 36
Revenue per Ton:			
Ferrous	$190	$116	$60 - $75
Non-Ferrous	$962	$721	~$600
Average HMS index price (1)	$355	$217	$125 - $150

1) 2015 and 2014 average #1 Heavy Melt Steel composite index ($ / gross ton) as published by American Metal Market.

6 February 16, 2016

COVANTA
Powering Today. Protecting Tomorrow.

Plant Operating Expense and Maintenance Capex Update

- **2015 summary:**
  - Total EfW maintenance spend (expense + capex) within expected range
  - North America EfW plant maintenance expense decreased 3.9% on same store basis (prior to impact of accounting change)
  - North America EfW other plant operating expenses up 0.5% vs. 2014 on a same store basis
- **Trends and outlook:**
  - 2016 total maintenance spend increase driven by certain large long-term maintenance capex projects
    - Onondaga facility improvements – funded by client bond issuance and debt service revenue
    - Fairfax baghouse rebuild – investing for performance at large, newly merchant facility
  - 2016 EfW other plant operating expenses expected to remain approximately flat on same store basis
    - Efficiency initiatives targeted to offset inflation

(Unaudited)

Total Company (in millions)	2014A	2015A	2016E
Plant Maintenance Expense:			
North America EfW [(1)]	$227	$256	$265 - $275
Other	18	14	
Total	**$245**	**$270**	
Maintenance Capex:			
North America EfW [(1)]	$88	$78	$85 - $95
Other	13	24	~20
Total	**$101**	**$102**	**$105 - $115**
Total EfW Maintenance Spend	**$315**	**$334**	**$350 - $370**
Other Plant Operating expense:			
North America EfW	$600	$612	
Other	210	247	
Total	**$810**	**$859**	

1) Reflects adoption of FASB ASC 853 – *Service Concession Arrangements*, effective January 1, 2015, which represented $31 million increase in plant maintenance expense and $27 million decrease in maintenance capital expenditures in 2015. Accounting change does not impact total EfW maintenance spend.

7 February 16, 2016

COVANTA
Powering Today. Protecting Tomorrow.

Continuous Improvement Initiatives (Lean Six Sigma)

- **Continuous Improvement team established to lead efficiency efforts utilizing Lean Six Sigma methodologies**
  - VP of Continuous Improvement hired with over 15 years of LSS experience at Kraft Foods, Praxair and General Electric
  - Team includes external hires (Lean Six Sigma "Blackbelts") and internal top performers
- **Focus on stable operations and standardization at all Covanta facilities**
  - Prioritize largest plants with most significant potential financial contribution
  - Data collection and analysis ongoing for objective comparison across all facilities
    - Identifying and/or executing projects at 6 facilities to date
  - Outage optimization – continue ongoing efforts commenced in 2014
- **Significant opportunity for long-term value**
  - Potential Adjusted EBITDA contribution of ~$10 million in 2016
  - Benefits are recurring and sustainable, and are expected to increase meaningfully as the program grows

8 February 16, 2016

COVANTA
Powering Today. Protecting Tomorrow.

Financial Overview 9 February 16, 2016

1,682 1,634 1,652 1,645 1,645 13 25 35 47 14 7 37 43 45 27 7 $ i n M il li o n s Revenue: 2015 vs. 2014 North America EfW Same Store = (Unaudited) 10 North America EfW February 16, 2016 + + 1) Transportation and logistics components (excludes EfW disposal).

Adjusted EBITDA: 2015 vs. 2014 474 376 412 428 2014 Energy Price Metals Price Total Commodity Price Contract Transitions Durham-York Bonus Accrual Other 2015 $ i n M il li o n s 11 (Unaudited) North America EfW Same Store February 16, 2016 $(21) $(23) $36 $(38) $(16) $16 $(59) + =

Free Cash Flow: 2015 vs. 2014 240 235 169 147 5 46 28 8 22 FCF Less: Change in Working Capital FCF pre-WC Adjusted EBITDA Maintenance Capex Other FCF pre-WC Change in Working Capital FCF $ i n M il li o n s 12 (Unaudited) February 16, 2016 2014 2015 1) Maintenance capex for 2014 and 2015 on a comparable basis with historical accounting for maintenance at publicly owned facilities (excluding adoption of new accounting standards for service concessions arrangements effective January 1, 2015). (1)

Growth Investment Outlook Growth Investments (Unaudited, in millions) FY 2014 Actual FY 2015 Actual FY 2016 Outlook Organic growth investments (1) $ 26 $ 34 ~ $ 40 New York City contract 59 30 ~10 Essex County EfW emissions control system (2) 17 26 ~35 Acquisitions 13 72 8 Subtotal: Corporate funded $ 115 $ 162 ~ $ 95 Dublin facility construction (3) 28 184 175 - 200 Total growth investments $ 143 $ 346 ~ $ 270 - 295 13 February 16, 2016 1) Organic growth programs are focused primarily on growing waste and metal revenue. 2) Classified as growth investment because cost is reflected in overall economic benefit of contract restructuring completed in 2013. 3) Assumes constant currency of $1.09 to €1.00 in 2016. • Remaining Dublin investment to be funded entirely with project financing – no impact on domestic capital allocation • Acquisitions to be targeted on an opportunistic basis – potential additional activity not reflected in FY 2016 outlook

Debt Structure 14 February 16, 2016 As of 12/31/15 (Face Value; $ in millions) Covanta Energy, LLC Revolving Credit Facility due 2019-2020: (1) $ 348 Term Loan due 2020: 200 Equipment Leases due 2024-2027: 73 Tax-Exempt Corporate Bonds due 2024-2045: (2) 464 Domestic Subsidiaries Project Debt: $140 International Subsidiaries Project Debt: $57 Covanta Holding Corporation 7.250% Senior Notes due 2020: $400 6.375% Senior Notes due 2022: 400 5.875% Senior Notes due 2024: 400 1) Total facility size of $1.0 billion ($50 million due 2019 and $950 million due 2020), with $184 million letters of credit outstanding and $468 million availability at December 31, 2015. 2) The tax-exempt corporate bonds are obligations of Covanta Holding Corporation and are guaranteed by Covanta Energy, and as such are effectively senior in right of payment to the other indebtedness of Covanta Holding Corporation. • Weighted average debt maturity of ~9 years, with no material corporate maturities until 2020 • $468 million availability under revolver • Weighted average interest rate of ~5.5%

Capitalization Summary 1) Net debt is calculated as total principal amount of debt outstanding less cash and cash equivalents and debt service principal-related restricted funds ($62 million). 2) Excludes $55 million of net debt outstanding at December 31, 2015 at Dublin project subsidiary. 3) Leverage ratio as calculated for senior credit facility covenant. Effectively represents leverage at Covanta Energy, LLC and subsidiaries. (Face value; unaudited, in millions) 12/31/2013 12/31/2014 12/31/2015 Cash and Cash Equivalents $ 190 $ 84 $ 94 Corporate Debt: Secured $ 404 $ 405 $ 621 Unsecured 1,617 1,569 1,664 Total Corporate Debt $ 2,021 $ 1,974 $ 2,285 Project Debt 212 225 197 Total Debt $ 2,233 $ 2,199 $ 2,482 Net Debt (1) $ 1,998 $ 2,029 $ 2,326 Stockholders’ Equity $ 906 $ 784 $ 640 Net Debt / Adjusted EBITDA Ratios: Consolidated 4.0x 4.3x 5.4x Excluding Non-Recourse Construction Debt (2) 4.0x 4.3x 5.3x Senior Credit Facility Leverage Ratio (3) 1.9x 2.1x 2.9x 15 February 16, 2016

[VALUE] 2015 Energy Price Metals Price Bonus Accrual China Swap Contract Transitions Durham-York Contruction New Business Other 2016E $ i n milli o n s $(25) to $(15) $(35) to $(30) ~ $10 ~ $20 $(25) to $(20) ~ $20 $0 to $30 $(15) to $5 Adjusted EBITDA: 2016E vs. 2015 1) Includes contribution from NYC MTS contract and Environmental Services acquisitions. 2) Includes contribution from Continuous Improvement projects, net of other items. 16 February 16, 2016 (Unaudited) (1) (2) $390 - $430

Free Cash Flow: 2016E vs. 2015 147 169 136 $130 - $160 $140 - $180 FCF Less: Change in Working Capital FCF pre-WC Adjusted EBITDA Maintenance Capex Other FCF pre-WC Change in Working Capital FCF $ i n M il li o n s $0 to $20 17 (Unaudited) February 16, 2016 2015 2016E $(38) to $2 $(20) to $(10) $10 to $30 $22 (1) 1) Maintenance capex for 2015 and 2016 on a comparable basis with historical accounting for maintenance at publicly owned facilities (excluding adoption of new accounting standards for service concessions arrangements effective January 1, 2015).

Shareholder Returns • Annualized cash dividend at $1.00 per share • Repurchased $50 million of stock Q4 2015 through January 2016 • Over $1 billion of capital returned to shareholders since 2010 (Unaudited, in millions) FY 2013 FY 2014 FY 2015 Share Repurchases (1) $ 34 $ 0 $ 32 Dividends Declared 87 114 133 Total Capital Returned $ 121 $ 114 $ 165 Shares Outstanding End of Period 130 133 131 1) Approximately $2 million of common stock repurchased during 2015 was settled and paid in January 2016. 18 February 16, 2016

Appendix 19 February 16, 2016

Long-term Outlook: Debt Service Revenue Project Debt Repayment (Unaudited, in millions): 2008– 2015 2016 2017 2018 2019 2020 Beyond 2020 Total Principal Payments $909 $16 $17 $18 $13 $2 $75 Total Change in Principal-Related Restricted Funds (193) — — (5) (9) — (1) Net Cash Used for Project Debt Principal Repayment $716 $16 $17 $13 $4 $2 $74 Client Payments for Debt Service: (1) (Unaudited, in millions) 2008– 2015 2016 2017 2018 2019 2020 Beyond 2020 Debt Service Revenue – Principal (1) $352 $6 $6 $5 $3 $3 $39 Debt Service Revenue – Interest 98 4 3 3 2 2 16 Debt Service Billings in Excess of Revenue Recognized 106 4 5 (1) (1) (1) 4 Client Payments for Debt Service (2) $556 $14 $14 $7 $4 $4 $60 Net Change in Debt Service Billings per Period $(108) $(1) $— $(7) $(3) $— $— 1) Includes pass-through lease payments for emission control system (~$4 million per year 2008-2012). 2) Related to Service Fee facilities only. Note: North American operations only. Excludes payments related to project debt refinancing. February 16, 2016 20

Long-term Outlook: Energy Detail North America EfW Facilities (Unaudited, in millions, except price) 2014A 2015A 2016E 2017E 2018E 2019E 2020E MWh Sold – CVA Share: Contracted 3.2 3.0 3.2 2.4 2.0 2.1 2.1 Hedged 1.4 1.4 1.7 1.1 0.1 0.0 0.0 Market 1.1 1.4 1.5 3.0 4.4 4.5 4.5 Total MWh Sold 5.6 5.8 ~6.4 ~6.5 ~6.5 ~6.6 ~6.6 Market Sales (MWh) by Geography: PJM East 0.4 0.5 0.8 2.1 2.6 2.7 2.7 NEPOOL 0.3 0.3 0.2 0.6 1.1 1.1 1.1 NYISO 0.0 0.1 0.1 0.1 0.2 0.2 0.2 Other 0.3 0.4 0.4 0.3 0.4 0.5 0.5 Total Market Sales 1.1 1.4 1.5 3.0 4.4 4.5 4.5 Revenue per MWh: (1) Contracted $67.56 $65.56 ~$64 Average ~$57 / MWh on contracts expiring through 2020 Hedged $42.87 $45.64 ~$43 Market $49.12 $33.18 ~$30 Average Revenue per MWh $58.06 $53.17 ~$50 21 February 16, 2016 Note: hedged generation as presented above reflects only existing hedges. 1) Excludes capacity revenue. • Note: Production estimates for 2017 - 2020 are approximated based on historical operating performance and expected contract structures

Non-GAAP Reconciliation: Adjusted EBITDA & Free Cash Flow – Continuing Operations

(Unaudited, in millions)	Q4 2015	Q4 2014	Full Year 2015	Full Year 2014	Full Year Estimated 2016 [1]
Net Income (Loss) Attributable to Covanta Holding Corporation	**$ 77**	**$ (5)**	**$ 68**	**$ (2)**	
Operating loss related to insurance subsidiaries	-	1	-	2	
Depreciation and amortization expense	50	54	198	211	
Debt service expense	32	34	134	147	
Income tax (benefit) expense	(65)	39	(84)	15	
Net write-offs	19	-	43	64	
Loss on extinguishment of debt	-	-	2	2	
Net income (loss) attributable to noncontrolling interests in subsidiaries	1	1	1	1	
Other adjustments:					
Debt service billings in excess of revenue recognized	-	1	1	2	
Severance and other restructuring	1	3	4	9	
Non-cash compensation expense	3	2	18	17	
Capital type expenditures at service fee operated facilities [2]	6	-	31	-	
Other	3	1	12	6	
Subtotal other adjustments	**13**	**7**	**66**	**34**	
Total adjustments	**50**	**136**	**360**	**476**	
Adjusted EBITDA	**$127**	**$131**	**$428**	**$474**	**$380 - $420**
Cash interest payments	(53)	(44)	(141)	(121)	
Cash taxes	4	(3)	(2)	(11)	
Working capital / other	17	(8)	(36)	(2)	
Cash flow provided by operating activities from continuing operations	**$95**	**$76**	**$249**	**$340**	**$245 - $295**
Plus: Cash flow used in operating activities from insurance subsidiaries	-	1	-	1	
Less: Maintenance capital expenditures	(31)	(23)	(102)	(101)	(105) - (115)
Free Cash Flow	**$64**	**$54**	**$147**	**$240**	**$140 - $180**
Weighted Average Diluted Shares Outstanding	133	131	133	130	

1) Guidance as of 2/16/2016.
2) Adjustment for impact of adoption of FASB ASC 853 – *Service Concession Arrangements* in order to provide comparability to prior period results and guidance range.

COVANTA
Powering Today. Protecting Tomorrow.

22 February 16, 2016

Non-GAAP Reconciliation: Adjusted EPS Q4 Full Year (Unaudited, in millions, except per share amounts) 2015 2014 2015 2014 Continuing Operations - Diluted Income (Loss) Per Share $0.58 $(0.04) $0.51 $(0.01) Reconciling Items (0.55) 0.10 (0.44) 0.40 Adjusted EPS $0.03 $0.06 $0.07 $0.39 Reconciling Items Operating loss related to insurance subsidiaries $ - $ 1 $ - $2 Net write-offs 19 - 43 64 Severance and other restructuring - 3 7 9 Loss on extinguishment of debt - - 2 2 Gain on derivative instruments not designated as hedging instruments (3) - (6) - Effect of foreign exchange loss on indebtedness 1 1 3 1 Other 1 - 1 1 Total Reconciling Items, pre-tax 18 5 50 79 Pro forma income tax impact (2) 2 (20) (32) Impact of IRS audit settlement (93) - (93) - Tax liability related to expected gain on sale of China assets 4 - 4 - ARC purchase accounting adjustment tax impact - 4 - 4 Grantor trust activity (1) 1 - 1 Total Reconciling Items, net of tax $(74) $12 $(59) $52 Diluted EPS Impact from Reconciling Items $(0.55) $0.10 $(0.44) $0.40 Weighted Average Diluted Shares Outstanding 133 131 133 130 23 February 16, 2016

Non-GAAP Financial Measures Free Cash Flow Free Cash Flow is defined as cash flow provided by operating activities from continuing operations, excluding the cash flow provided by or used in our insurance subsidiaries, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three and twelve months ended December 31, 2015 and 2014, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP. Adjusted EBITDA We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities as of December 31, 2015 of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities as of December 31, 2015, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis, less the results of operations of our insurance subsidiaries. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three and twelve months ended December 31, 2015 and 2014, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP. It is anticipated that full year 2016 actual GAAP net income will include the effects of events or circumstances that are not representative or indicative of our ongoing business and that would be excluded from our computation of Adjusted EBITDA. Projected GAAP net income for the full year would require inclusion of the projected impact of these future excluded items, which may include items that are not currently determinable, but may be significant, such as write-off of assets and liabilities, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business and would be excluded from Adjusted EBITDA under the terms of our credit agreement. Further, GAAP net income will be impacted by changes in tax regulations and our effective tax rates, which do not impact full year 2016 Adjusted EBITDA. Due to the uncertainty of the likelihood, amount and timing of any such items that would be excluded from the calculation of projected GAAP net income to determine Adjusted EBITDA, the Company does not believe that it has the information available to provide a quantitative reconciliation of net income to Adjusted EBITDA for full year 2016. Adjusted EPS Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include the results of operations of our insurance subsidiaries, write-off of assets and liabilities, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the three and twelve months ended December 31, 2015 and 2014, reconciled for each such period to diluted income per share, which is believed to be the most directly comparable measure under GAAP. 24 February 16, 2016